SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2004

Certron Corporation

(Exact Name of Registrant as Specified in its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-9081	95-2461404

(Commission File Number)	(IRS Employer Identification No.)

11845 W. Olympic Boulevard, Suite 1080, Los Angeles, California	90064

(Address of Principal Executive Offices)	(Zip Code)

(310) 914-0300

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Item 5. Other Events.

On August 16, 2004, Certron Corporation (“Certron”) issued a press release reporting that Certron has reached and agreement in principle with Cybrdi, Inc., a privately-held corporation, concerning the possible acquisition by Certron of the outstanding capital stock of Cybrdi, Inc. in exchange for shares of common stock of Certron that would aggregate approximately 93.8% of the Certron common shares outstanding after the transaction. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release dated August 16, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERTRON CORPORATION
Date: August 16, 2004	By:	/s/ Marshall I. Kass
Marshall I. Kass, Chairman of the
Board and Chief Executive Officer

EXHIBIT INDEX

Number	Item	Page
99.1	Press Release